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EXHIBIT 10.43

                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT entered into as of August 12, 2002 (the "Effective Date") by and between A.B. Watley Group Inc., a Delaware corporation, with principal offices at 40 Wall Street, New York, New York 10005 ("Employer") and Steven Malin, residing at _____________________________, New York _____
("Executive").

                              W I T N E S S E T H:

A. Employer, directly and through its subsidiaries, is engaged in the business of developing software for, and providing for use by its ultimate customers of, electronic brokerage services and electronic trading programs for use by professional and other retail customers including allowing such customers to trade through their own home or office computers, and services incident thereto, operating a block trading desk and disseminating financial and trading information ("Employer`s Business");

B. Employer desires to employ Executive, and Executive desires to accept such employment, on the terms and conditions set forth in this Agreement.

                              W I T N E S S E T H:

     In consideration of the facts mentioned above, and of the covenants and conditions set forth below, the parties agree as follows:

     1.   EMPLOYMENT.

          (a) During the Term of Employment as defined in Section 2, Employer agrees to employ Executive as an executive, subject to the direction and control at all times of the Board of Directors of Employer (the "Board"). Executive agrees to act in the foregoing capacity, in accordance with the terms and conditions contained in this Agreement. Executive will have the title of Chairman of the Board of Employer. For so long as Executive remains an employee of Employer, Employer shall use its best efforts to secure the election and retention of Executive to the Board.

          (b) During the Term of Employment, Executive shall devote substantially all of his working time to Employer`s Business as conducted from time to time. Executive shall render services and serve on the Board, without additional compensation, in connection with the operation of Employer`s Business, including activities of affiliates and subsidiaries of the Employer as may exist from time to time. Notwithstanding any of the foregoing, it is expressly agreed and understood that Executive shall be entitled to spend a reasonable amount of his working time on (i) charitable activities and personal investments and (ii) other business-related ventures subject to approval by the Board, which shall not be unreasonably withheld.

     2.   TERM.

          The initial term of Executive`s employment under this Agreement shall commence on the date hereof and shall continue for a period of three years (the "Initial Term"). Thereafter, this Agreement shall be automatically renewed and extended for consecutive one-year renewal terms, unless Executive provides 90 days`


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          written  notice  or  Employer  provides  135 days`  written  notice of non-renewal prior to the expiration of the Initial Term or any renewal term (each such one-year renewal period, a "Renewal Term"). The Initial Term and each Renewal Term are subject to earlier termination as set forth in Section 5. The actual term of employment is defined as "Term of Employment."

     3.   COMPENSATION.

          (a) For the first year of the Term of Employment, Employer shall pay to Executive an annual base salary of $150,000.00 per annum (the "Annual Base Salary"). Thereafter, the amount of Executive`s Annual Base Salary shall be subject to annual review by the Board; provided, however, that in no event shall the Annual Base Salary be less than $150,000.00. For each year of the Term of Employment, the Annual Base Salary shall be increased to an amount not less than Executive`s Annual Base Salary as of the immediately preceding year, multiplied by a fraction, not less than one, the numerator of which is the Consumer Price Index -- Wages (the "CPIW") for the then-current January 1, and the denominator of which is the CPIW for the immediately prior January 1. Any amount to which Executive`s Annual Base Salary is increased shall not be reduced after any such increase, and the term "Annual Base Salary" as used in this Agreement shall refer to the Annual Base Salary as so increased. All payments shall be made in equal monthly installments, in arrears, or such other installments as may be consistent with the payroll practices of Employer for its senior executives.

          (b) Upon commencement of employment, Executive shall be issued two options to purchase a total of 800,000 shares of common stock of Employer at the average closing price of such shares over the five trading days immediately preceding the date of grant, and otherwise subject to the terms of an equity plan of Employer, and an award agreement between Executive and Employer. The first such option shall be exercisable for 500,000 shares, and the option shall be immediately fully vested and exercisable with respect of one-half of the shares subject thereto, the option shall become fully vested and exercisable in respect of one-quarter of the shares subject thereto on the first anniversary of the Effective Date, and the option shall become fully vested and exercisable on the second anniversary of the Effective Date in respect of the remaining one-quarter of the shares subject thereto. The second option shall be exercisable for 300,000 shares, and the option shall become fully vested and exercisable in respect of one-half of the shares subject thereto on each of the first two anniversaries of the Effective Date (with full vesting and exercisability on the second anniversary).

          (c) In addition to the compensation set forth above, Executive shall be entitled to receive a semi-annual bonus in accordance with the terms of the semi-annual bonus pool set forth on Exhibit A attached hereto and incorporated herein by reference, subject to shareholder approval intended to satisfy the rules under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") for performance-based compensation, for fiscal years ending after September 30, 2002. Employer shall use its best efforts to procure such shareholder approval, and, failing to do so, in consultation with Executive, Employer agrees to negotiate in good faith with Executive for the implementation of a reasonable alternative, for which Employer will again use its

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               best efforts to obtain shareholder approval.

          (d) It is expressly acknowledged and agreed that, to the extent permitted by applicable law, any option granted to Executive hereunder shall be qualified as an "incentive stock option," as defined under Section 422(b) of the Code.

          (e) Employer shall (i) use its best efforts to have the shares subject to all options granted to Executive be subject to an effective registration statement on Form S-8 or another applicable registration form, and (ii) have all option grants be exempt under Rule 16b-3 of the Securities and Exchange Commission.

     4.   ADDITIONAL EXECUTIVE BENEFITS.

          (a) Employer shall reimburse Executive in accordance with Employer`s policies for all expenses reasonably incurred by Executive in connection with the performance of Executive`s duties under this Agreement; provided that Executive shall submit proof of such expenses prior to reimbursement within a reasonable amount of time following such expenses.

          (b) Executive shall be permitted during the Term of Employment to participate in any group life, hospitalization or disability insurance plans, health programs, stock option plans, pension and profit sharing plans and similar benefits that may be available to other senior executives of Employer generally, on the same terms as such other executives, in each case to the extent that Executive is eligible under the terms of such plans or programs. Notwithstanding the generality of the foregoing, Employer shall provide and pay for the following benefits: $1,000,000 life insurance coverage for the first year of the Term of Employment, and commencing when Employer first has sufficient available cash to begin paying therefor, as reasonably determined by the three senior managers (including Executive) (i) such life insurance shall be increased to $2,000,000 and (ii) Executive shall be covered by disability insurance benefits equal to 60% of Executive`s annual salary plus target bonus. Once increased, the level of benefits and perquisites in the immediately preceding sentence shall not be decreased without Executive`s written consent.

     5.   TERMINATION.

          5.1  TERMINATION FOR CAUSE; TERMINATION WITHOUT GOOD REASON.

          (a) Employer may terminate this Agreement for Cause (as defined below), and Executive may terminate his employment without Good Reason (as defined below) upon written notice to Employer. If Employer terminates Executive for Cause, or Executive terminates his employment and the termination by Executive is not covered by
               Section 5.2, 5.3 or 5.4, Executive shall receive Annual Base Salary and other benefits earned and accrued under this Agreement prior to the effective date of the termination of employment (and reimbursement under this Agreement for expenses incurred prior to the effective date of the termination of employment).


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          (b)  "Cause" within the meaning of this  Agreement  shall mean any one of:

               (i)  Executive`s material breach of the provisions of Section 6;

               (ii) Executive`s  material and willful failure or refusal on more than one occasion (in each case, of which he is made aware in writing by Employer promptly and in no event more than seven days after such failure or refusal) to perform Executive`s duties in accordance with Section 1 hereof, if there is a demonstrable adverse affect to Employer;

               (iii)willful  failure on more than one occasion by Executive  (in each case, of which he is made aware in writing by Employer promptly and in no event more than seven days after such failure) to comply in any material respect with any reasonable written policies or directives of the Board; or

               (iv) Executive  is  convicted  of,  or  pleads  guilty  (or  nolo contendre) to, any felony (but not any traffic or similar infraction) or crime involving fraud, misappropriation or embezzlement against Employer;

provided that (x) no conduct by Executive shall be deemed willful for purposes of this Section 5.1 if Executive believed in good faith that such conduct was in or not opposed to the best interests of Employer, and (y) Cause shall in no event be deemed to exist (1) with respect to clauses (i), (ii) and (iii) above, unless Executive shall have first received written notice from the Board advising Executive of the specific acts or omissions alleged to constitute a failure or breach giving rise expressly to Cause hereunder, and such failure or breach continues after Executive shall have had a reasonable opportunity (which shall be defined as a period of time consisting of at least 15 days from the date Executive receives said notice) to correct the acts or omissions so complained of, and (2) except upon a finding reflected in a resolution of the Board approved by at least 75% of the members of the Board, whose finding shall not be binding upon or entitled to any deference by any court, arbitrator or other decision-maker ruling on this Agreement, at a meeting to which Executive (and Executive`s counsel) shall be invited upon proper notice.

          5.2  TERMINATION WITHOUT CAUSE OR FOR GOOD REASON.

          (a) Employer may terminate Executive`s employment at any time for any reason or no reason and Executive may terminate Executive`s employment with Employer for Good Reason. If Employer terminates Executive`s employment and the termination is not covered by
               Section 5.1, 5.3 or 5.4, or Executive terminates his employment for Good Reason and the termination by Executive is not covered by Section 5.4, (i) Executive shall receive no later than 30 days after such termination (A) Annual Base Salary and other benefits earned and accrued under this Agreement prior to the date of termination (and reimbursement under this Agreement for expenses incurred prior to the date of termination) and (B) a prorated bonus through the date of termination based on the highest annual bonus either paid in any prior year or potentially payable to Executive in the year of such termination; (ii) Executive shall be entitled to receive (A) an amount equal to the Applicable Factor (as defined below) times Executive`s Annual Base Salary (as in effect on the effective date of such termination), payable no later than 30 days after such termination, (B) an amount equal to the Applicable Factor times (x) if such termination occurs within the first year of the Initial Term, the maximum annual bonus that would be otherwise payable under Section 3(c) or (y) if such termination occurs after the first year of the Initial Term, the greater of (1) the maximum potential annual bonus payable under 3(c) in the year of termination and (2) the highest annual bonus paid during the Term of Employment, payable no later

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               than 30 days  after  such  termination,  and (C) for a number  of years equal to the Applicable Factor after termination of employment (x) such continuing health benefits (including any medical, vision and dental benefits) under Employer`s health plans and programs applicable to senior executives of Employer generally as Executive would have received under this Agreement (and at such costs to Executive) as would have applied in the
               absence  of  such  termination;   provided  that  Employer  shall
               continue to be required to provide such coverage after such time as Executive becomes entitled to receive health benefits from another employer or recipient of Executive`s services to the extent that the benefits being provided hereunder are greater than the benefits to which Executive has subsequently become entitled; and provided, further, that all "COBRA" continuation periods shall commence upon the expiration of the continued coverage provided for under this Section 5.2(b)(ii) without being reduced by the period of such continued coverage; (y) an amount reasonably equivalent economically to the pension and other retirement benefits Executive would have received if Executive remained employed for such period; and (z) continuing payment or reimbursement for the benefits provided under Section 4(b); and
               (iii) all outstanding unvested options and other equity held by Executive shall vest and become immediately exercisable and shall otherwise be exercisable in accordance with their terms and Executive shall become vested in any pension or other deferred compensation other than pension or deferred compensation under a plan intended to be qualified under Section 401(a) or 403(a) of the Code. The "Applicable Factor" is the greater of (i) the number of years (including fractions thereof) remaining in the
               term  of  employment  (as   determined   without  regard  to  the
               termination) and (ii) 2.

          (b) For purposes of this Agreement, "Good Reason" shall mean, unless otherwise consented to in writing by Executive,

                    (i) the material reduction of Executive`s title, authority, duties or responsibilities, or the assignment to Executive of duties materially inconsistent with Executive`s positions with Employer as stated in Section 1 hereof (including, without limitation, a failure of Executive to continue to be elected (after having been elected) to serve as a member of the Board);

                    (ii) (A) a reduction in the Annual Base Salary of Executive or the failure to provide for the increases thereto required by this Agreement, (B) any failure to comply with the provisions of Section 3(c) (relating to certain arrangements governing bonuses), or (C) without limiting the foregoing, any failure to pay the Annual Base Salary or any bonus to Executive in accordance with Section 3(b) or 3(c), as applicable if such failure is not cured by Employer within five days of notice of such failure (provided that Employer shall not have repeated rights to cure);

                    (iii) the relocation of Executive`s office to more than 25 miles from New York City;

                    (iv) Employer`s failure to pay Executive any amounts otherwise due hereunder or under any plan, policy, program, agreement, arrangement or other commitment of Employer if such failure is not cured by Employer within 15 days of notice of such failure;

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                    (v) the failure by Employer to obtain an  agreement  in form and substance reasonably satisfactory to Executive from any successor to the business of Employer to assume and agree to perform this Agreement; or

                    (vi)  any  other   material   breach  by  Employer  of  this
                    Agreement.

          (c) For purposes of this Section 5, if Executive`s employment is not terminated under this Section 5 before the Initial Term or any Renewal Term would otherwise expire under Section 2, then any termination of employment at the expiration of the Term of
               Employment, after a notice of non-renewal by Employer as contemplated by Section 2, which termination is not a termination for Cause by the Company covered by Section 5.1 and is not a termination covered by Section 5.3 or 5.4, shall be treated as a termination by Executive for Good Reason covered under this
               Section 5.2, except that (i) the Applicable Factor for all purposes (other than for purposes of clause (ii)(C) of Section 5.2(a)) shall be 1.5 (and shall remain as 2 in respect of such clause), and (ii) the amount of the payments provided for under clauses (ii)(A) and (ii)(B) of the second sentence of Section 5.2(a) shall be paid in substantially equal payments (or more frequently if salary is paid more frequently) on a monthly basis over the 18-month period commencing with such termination (rather than in a lump sum) for so long as Executive complies with the restrictions set forth in Section 6.1 (including during any part of such 18-month period which is after the Restricted Period (as defined below)).

          5.3  TERMINATION UPON DEATH OR DISABILITY.

         If Executive dies during the Term of Employment, the obligations of Employer to or with respect to Executive shall terminate in their entirety except as otherwise provided under this Section 5.3. If Executive becomes disabled for purposes of Employer`s long-term disability plan, Employer shall have the right, to the extent permitted by law, to terminate the employment of Executive upon notice in writing to Executive; provided that Employer will have no right to terminate Executive`s employment if, in the opinion of a qualified physician reasonably acceptable to Employer, it is reasonably certain that Executive will be able to resume Executive`s duties on a regular full-time basis within 30 days of the date Executive receives notice of such termination. Upon death or other termination of employment by virtue of disability, (i) Executive (or Executive`s estate or beneficiaries in the case of the death of Executive) shall receive no later than 30 days after such termination (A) Annual Base Salary and other benefits earned and accrued under this Agreement prior to the date of termination (and reimbursement under this Agreement for expenses incurred prior to the date of termination) and (B) a prorated bonus through the date of termination based on the highest annual bonus either paid in any prior year or potentially payable to Executive in the year of such termination, (ii) Executive (or Executive`s estate or beneficiaries in the case of the death of Executive) shall be entitled to receive any and all applicable insurance proceeds; and (iii) all outstanding unvested options and other equity held by Executive shall vest and become immediately exercisable and shall otherwise be exercisable in accordance with their terms and Executive shall become vested in any pension or other deferred compensation other than pension or deferred compensation under a plan intended to be qualified under Section 401(a) or 403(a) of the Code.

         Notwithstanding the foregoing, this Section 5.3 shall not apply to a termination within the six-month period to follow a Change of Control (as defined below) on account of death or disability, but, rather, such a termination shall be covered by Section 5.4.


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          5.4  CERTAIN TERMINATIONS AFTER CHANGE OF CONTROL.

          (a) If, after a Change of Control, (i) during the six-month period immediately following a Change of Control, either Employer or Executive terminates Executive`s employment for any reason or no reason, or (ii) Executive is terminated at any time by Employer without Cause or Executive terminates his employment for Good Reason, then Executive shall receive or be entitled to (as applicable) the payments, benefits and accelerations set forth in
               Section 5.2(a), except that for purposes of this Section 5.4, the Applicable Factor shall equal three.

          (b) For purposes of this Agreement, "Change of Control" means the occurrence of one of the following:

                    (i) a "person" or "group" within the meaning of Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934 (the "Exchange Act"), becomes the "beneficial owner" (within the meaning of Rule 13d-3 under the Exchange Act) of securities of Employer (including options, warrants, rights and convertible and exchangeable securities) representing 25% or more of the combined voting power of Employer`s then outstanding securities in any one or more transactions; provided, however, that purchases by employee benefit plans of Employer or by Steve Malin, Robert Malin, or Linda Malin (or family or charitable trusts controlled thereby), or Employer or its affiliates shall be disregarded;

                    (ii) the  approval  of any sale,  lease,  exchange  or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the operating assets of Employer, other than an internal restructuring of Employer;

                    (iii) the approval of a merger or consolidation, or a transaction having a similar effect unless such merger, consolidation or similar transaction is with a subsidiary of Employer or with another company, a majority of whose outstanding capital stock is owned by the same persons or entities who own a majority of Employer`s outstanding common stock (the "Common Stock") at such time, where (A) Employer is not the surviving corporation, (B) the majority of the Common Stock of Employer is no longer held by the stockholders of Employer immediately prior to the transaction, or (C) Employer`s Common Stock is converted into cash, securities or other property (other than the common stock of a company into which Employer is merged); or

                    (iv) a majority of the members of the Board are not persons who (A) had been directors of Employer for at least the preceding 24 consecutive months or (B) when they initially were elected to the Board, (I) were nominated (if they were elected by the stockholders) or elected (if they were elected by the directors) with the affirmative vote of two-thirds of the directors who were Continuing Directors (as defined below) at the time of the nomination or election by the Board and (II) were not elected as a result of an actual or threatened solicitation of proxies or consents by a person other than the Board or an agreement intended to avoid or settle such a proxy solicitation (the directors described in clauses (A) and (B) being "Continuing Directors").


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          6.   Non-Competition,  Non-Solicitation,  Non-Disclosure, Shop Rights,
               INSIDER TRADING AND JURISDICTIONAL MATTERS.

          6.1  NON-COMPETITION.

               As a material inducement to Employer to enter into this Agreement and to perform its obligations hereunder, Executive covenants and agrees that during Executive`s Term of Employment with Employer (the "Restricted Period") and for a period of one year thereafter, neither Executive, any of Executive`s agents nor anyone acting on Executive`s behalf, shall directly or indirectly, either as an employee, employer, agent, investor, principal, partner, shareholder (except as a holder of less than five percent of the issued and outstanding voting stock of a publicly held corporation), corporate officer, director, independent contractor, or in any other individual or representative capacity, engage or participate in engage or participate in any entity (other than Employer) engaged in Employer`s Business wherein Executive shall be involved with online or electronic brokerage or trading activities or facilities or an institutional block trading desk, in the United States or any foreign country in which Employer has offices (other than with respect to employees Executive brings to Employer as of the Effective Date and identifies to Employer on such date); provided, that, nothing contained in this Section 6.1 shall prevent Executive from participating in any activities described in Section 1(b).

          6.2  NON-SOLICITATION; NON-DISPARAGEMENT.

               During the Restricted Period and for a period of one year thereafter, Executive covenants and agrees that Executive will not, directly or indirectly, either for itself or for any other person or business entity, (i) solicit any employee of Employer to terminate his employment with Employer (other than with respect to employees Executive brings to Employer as of the Effective Date and identifies to Employer on such date), or (ii) solicit any client of Employer, other than a client that was introduced to Employer directly by Executive as of the Effective Date and that is identified by Executive as such, to terminate its relationship with Employer (other than with respect to clients Executive brings to Employer as of the Effective Date and identifies to Employer on such date). During the Restricted Period and thereafter, Executive and Employer agree not to make any disparaging statements concerning the other party, other than as may be required by legal process, it being understood and agreed that this sentence is not intended to and shall not prohibit Executive from making any comparative statement favorable to Executive in connection with any competitive activity which is not prohibited under the terms of this Agreement.

          6.3  NON-DISCLOSURE AND NON-USE; SHOP RIGHTS.

               (a) DESCRIPTION OF CONFIDENTIAL INFORMATION. For purposes of this Section, "Confidential Information" means any information disclosed during the Restricted Period, which is clearly either marked or reasonably understood as being confidential or proprietary including, but not limited to, information disclosed in discussions between the parties in connection with technical information, data, proposals and other documents of Employer pertaining to its business, products, services, finances, product designs, plans, customer lists, public relations and other marketing information and other unpublished information. Confidential Information shall include all tangible materials containing Confidential Information including, but not limited to, written or printed documents and computer disks and tapes, whether machine or user readable.


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

               (b) STANDARD OF CARE. Executive shall protect Confidential Information from disclosure to any person other than other Executives of Employer who have a need to know, by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized use, dissemination, or publication of Confidential Information as Executive is required to use to protect such Confidential Information.

               (c) EXCLUSION. This Section imposes no obligation upon Executive with respect to information that: (i) was in Executive`s possession before receipt from Employer; (ii) is or becomes a matter of public knowledge through no fault of Executive;
                    (iii) is rightfully received by Executive from a third party who does not have a duty of confidentiality; (iv) is disclosed under operation of law, except that Executive will disclose only such information as is legally required and give Employer prompt prior notice; or (v) is disclosed by Executive with Employer`s prior written consent.

               (d) INTELLECTUAL PROPERTY. Executive hereby agrees to disclose to Employer all work product developed by Executive within the scope of his employment, except as otherwise permitted by the Board (the "Work Product"). Both parties acknowledge and agree that if any Work Product or any portion thereof is copyrightable, it will be deemed a "work made for hire," as such term is defined in the Federal Copyright Act, 17 U.S.C.
                    Section 101 et seq., and Employer will own all right, title and interest in and to the Work Product. Notwithstanding the foregoing, Employer acknowledges and agrees (i) that Executive brings to Employer a substantial accumulation of ideas, concepts, know-how, techniques, data, modules, components, designs, utilities, interfaces, templates, subroutines, analyses, methods, algorithms, formulas, technical information, specifications, and other pre-existing materials used or developed by Executive in the course of his work performed outside the scope of his employment for Employer, and that there also exists and will exist an accumulation of general ideas, general concepts, general know-how, general techniques, and general methods gained or learned by Executive during the performance of his employment for Employer (all of the foregoing accumulations, the "Residual Information"), and (ii) that nothing contained in this Agreement is intended to or shall restrict Executive from using the Residual Information for any purpose whatsoever.

               (e)  STOCK TRADING.  If the  information  disclosed  hereunder is material, non-public information about Employer, then Executive agrees not to trade in the securities of Employer, or in the securities of or any appropriate and relevant third party until such time as no violation of the applicable federal and state securities laws would result from such securities trading.

               (f) RETURN OF CONFIDENTIAL INFORMATION. Executive will immediately destroy or return all tangible material embodying Confidential Information (in any form and including, without limitation, all summaries, copies and excerpts of Confidential Information) upon the earlier of
                    (i) the completion or termination of the dealings between the Employer and Executive under this Agreement or (ii) at such time that Employer may so request.

               (g) NOTICE OF BREACH. Executive shall notify Employer immediately upon discovery of any unauthorized use or disclosure of Confidential Information, or any other breach

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

                    of the Agreement by Executive, and will cooperate with Employer in every reasonable way to help Employer regain possession of Confidential Information and prevents its further unauthorized use.

     7.   REPRESENTATION BY EXECUTIVE.

          Executive hereby represents and warrants that he is not a party to any agreement, whether oral or written, which would prohibit him from being employed by Employer.



     8.   INJUNCTIVE RELIEF.

          The parties acknowledge that the services to be rendered hereunder by Executive are special, unique and of extraordinary character, and that in the event of a breach or a threatened breach of Executive of any of Executive`s obligations under Section 6 of this Agreement, Employer will not have an adequate remedy at law. Accordingly, in the event of any breach or threatened breach by Executive, Employer shall be entitled to such equitable and injunctive relief as may be available to restrain Executive and any business, firm, partnership, individual, corporation or entity participating in the breach of
Section 6 of this Agreement. Nothing in this Agreement shall be construed as prohibiting Employer from pursing any other remedies available at law or in equity for such breach or threatened breach, including the recovery of damages and the immediate termination of the employment of Executive under this Agreement.

     9.   NOTICES.

          All notices shall be in writing and shall be delivered personally (including by courier), sent by facsimile transmission (with appropriate documented receipt thereof), by overnight receipted courier service (such as UPS or Federal Express) or sent by certified, registered or express mail, postage prepaid, to the parties at their address set forth at the beginning of this Agreement with Employer`s copy being sent to Employer at its then principal office. Any such notice shall be deemed given when so delivered personally, or if sent by facsimile transmission, when transmitted, or, if mailed, 48 hours after the date of deposit in the mail. Any party may, by notice given in accordance with this Section 9 to the other party, designate another address or person for receipt of notices hereunder. Copies of any notices to be given to Employer shall be given simultaneously to: Sichenzia Ross Friedman Ference LLP, 1065 Avenue of the Americas, 21st Floor, New York, New York 10018, Attention:
Richard A. Friedman, Esq.,

     10.  MISCELLANEOUS.

          (a) This Agreement shall be governed in all respects, including validity, construction, interpretation and effect, by New York law.

          (b) This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by authorized representatives of the parties or, in the case of a waiver, by an authorized representative of the party waiving compliance. No such written instrument shall be effective unless it expressly recites that it is intended to amend, supersede, cancel, renew or extend this Agreement or to waive compliance with one or more of the terms hereof, as the case may be. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any

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

               such right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

          (c) Any controversy or claim arising out of or relating to this Agreement or the breach of this Agreement that is not resolved by Executive and Employer (or its affiliates, where applicable) shall be submitted to arbitration in New York, New York in accordance with New York law and the procedures of the American Arbitration Association. The determination of the arbitrator(s) shall be conclusive and binding on Employer (or its affiliates, where applicable) and Executive and judgment may be entered on the arbitrator(s)` award in any court having jurisdiction.

          (d) Employer shall pay, at least monthly, all costs and expenses, including attorneys` fees and disbursements, of Employer and Executive in connection with (i) the preparation, negotiation and execution of this Agreement and (ii) any legal proceeding, whether or not instituted by Employer or Executive, relating to the interpretation or enforcement of any provision of this Agreement; provided that if Executive institutes the proceeding and Employer prevails on each and every material issue, Executive shall pay his own costs and expenses, and promptly (and in no event more than 60 days after demand therefor by Employer) return to Employer any amounts previously paid by Employer under this
               Section 10(d)(ii).

          (e) If any provision or any portion of any provision of this Agreement or the application of any such provision or any portion thereof to any person or circumstance, shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of this Agreement, or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and such provision or portion of any provision as shall have been held invalid or unenforceable shall be deemed limited or modified to the extent necessary to make it valid and enforceable; in no event shall this Agreement be rendered void or unenforceable.

          (f)  The  headings  to  the  Sections  of  this   Agreement   are  for
               convenience of reference only and shall not be given any effect in the construction or enforcement of this Agreement.

          (g) This Agreement shall inure to the benefit of and be binding upon the successor and assigns of Employer, but no interest in this Agreement shall be transferable in any manner by Executive. In the event of any sale, transfer or other disposition of all or substantially all of Employer`s assets or business, whether by merger, consolidation or otherwise, Employer`s obligations hereunder shall be assigned to, and assumed by, the successor or successors of Employer; provided that Employer shall, notwithstanding such assignment and assumption, remain liable and otherwise responsible for the fulfillment of the terms and conditions of this Agreement.

          (h) This Agreement constitutes the entire agreement and understanding between the parties and supersedes all prior discussions, agreements and undertakings, written or oral, of any and every nature with respect thereto.

          (i) This Agreement may be executed by the parties hereto in separate counterparts which together shall constitute one and the same instrument.

          (j) In the event of the termination or expiration of this Agreement, the provisions of Sections 5, 6, 7 and 8 hereof shall remain in full force and effect, in accordance with their respective terms.

          (k) Executive shall, at all times, be indemnified by Employer in connection with his performance of services hereunder, at the maximum level permitted by law. Employer shall cause Executive (together with other officers and directors) to be covered at all times by directors and officers liability insurance with such coverage to be not less than $5,000,000. Employer shall continue to indemnify Executive as provided above and maintain such liability insurance coverage for Executive, after the Term of Employment has ended for any claims that may be made against him with respect to his service as a director or officer of Employer.

          (l) Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor will any payments hereunder be subject to offset in the event Executive does mitigate.

          (m) If all, or any portion, of the payments provided under this Agreement, either alone or together with other payments and benefits which Executive receives or is entitled to receive from Employer or an affiliate, would constitute an "excess parachute payment" within the meaning of Section 280G of the Code (whether or not under an existing plan, arrangement or other agreement) (each such parachute payment, a "Parachute Payment"), and would result in the imposition on Executive of an excise tax under
               Section 4999 of the Code, then, in addition to any other benefits to which Executive is entitled under this Agreement, Executive shall be paid by Employer an amount in cash equal to the sum of the excise taxes payable by Executive by reason of receiving Parachute Payments plus the amount necessary to put Executive in the same after-tax position (taking into account any and all applicable federal, state and local excise, income or other taxes at the highest possible applicable rates on such Parachute Payments (including without limitation any payments under this
               Section 10(m)) as if no excise taxes had been imposed with respect to Parachute Payments (the "Parachute Gross-up"). The amount of any payment under this Section 10(m) shall be computed by a certified public accounting firm of national reputation reasonably selected by Executive. If Employer desires to dispute the computation rendered by such accounting firm, Employer may select an alternative certified public accounting firm of national reputation to perform the applicable computations. If the two accounting firms cannot agree upon the computations, Executive and Employer will jointly appoint a third certified public accounting firm of national reputation, reasonably acceptable to Executive and Employer, within 10 calendar days after the two conflicting computations have been rendered. Such third accounting firm shall be asked to determine within 30 calendar days the computation of the Parachute Gross-up to be

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

               paid to Executive, and payments shall be made accordingly. In any event, Employer will pay to Executive or pay on Executive`s behalf the Parachute Gross-up as computed by the accounting firm initially selected by Executive by the time any taxes payable by Executive as a result of the Parachute Payments become due, with Executive agreeing to return the excess amount of such payment over the final computation rendered from the process described in this Section 10(m). Executive and Employer will provide the accounting firms with all information which any accounting firm reasonably deems necessary in computing the Parachute Gross-up to be made available to Executive. The costs and expenses of all of the accounting firms retained to perform the computations described above shall be borne by Employer.



         IN WITNESS WHEREOF, this Agreement has been executed as of the date stated at the beginning of this Agreement.

                                 A.B. Watley Group Inc.



                                 By:      ____________________________________

                                 Title:   ____________________________________



                                 ---------------------------------------------
                                 Steven Malin



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